UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2005

URANIUM RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17171	75-2212772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 South Edmonds, Suite 108, Lewisville, TX		75067
(Address of principal executive offices)		Zip Code

(972) 219-3330

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 3.02             Entry into a Material Definitive Agreement and Unregistered Sales of Equity Securities

On August 12, 2004, the Company sold 24,000,000 shares of its common stock at $0.50 per share (an aggregate of $12 million) in a transaction not involving a public offering under Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), and Regulation D thereunder, to selected accredited investors, including two private investment partnerships managed by George R. Ireland, a director of the Company, which purchased 1,600,000 shares in the offering.  The shares were sold pursuant to a Stock Purchase Agreement in which the Company agreed  to file a registration statement under the Securities Act to register the resale of the shares and to not make any additional offerings of its common stock at less than $1.00 per share before the later to occur of January 1, 2006 or the date upon which the registration statement registering the resale of the shares becomes effective.  The Company plans to use the proceeds of the offering for its South Texas mining operations.                                             The Company paid a fee of $336,000 in cash and 448,000 shares of common stock to a placement agent in connection with the offering.

Item 9.01.  Financial Statements and Exhibits

Exhibit 99.1                                                            Press Release dated August 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANIUM RESOURCES, INC.

Date: August 12, 2005	/s/ Paul K. Willmott
Paul K. Willmott
President, Chief Executive Officer
and Chairman of the Board of Directors

Exhibit Index

Exhibit Number	Description
Exhibit 10.34	Stock Purchase Agreement, dated as of August 12, 2005, by and between Uranium Resources, Inc. and accredited investors.

Exhibit 99.1	Press Release dated August 12, 2005.